UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

A Nasdaq Staff Determination was received by the Registrant on May 16, 2006 indicating that, due to the Registrant's failure to file its Form 10-Q for the period ended March 31, 2006 on a timely basis, the Company failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4320(e)(12), and its securities are, therefore, subject to delisting from the Nasdaq National Market. The Registrant will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.

Item 8.01 Other Events.

On May 19, 2006, the Registrant issued a news release announcing the receipt of a NASDAQ Staff Determination and an update of the Registrant's Audit and Risk Management Committee's internal investigation. The news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits
99.1 News Release of Max Re Capital Ltd., dated May 19, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

May 22, 2006	By:	Robert J. Cooney

Name: Robert J. Cooney
Title: Chairman, President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Max Re Capital Ltd., dated May 19, 2006.